Exhibit 99.1
Red Robin Gourmet Burgers, Inc. Reports Results for the Fiscal Second Quarter Ended July 10, 2022
Englewood, CO – August 10, 2022 – Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB) ("Red Robin" or the "Company"), a full-service restaurant chain serving an innovative selection of high-quality gourmet burgers in a family-friendly atmosphere, today reported financial results for the fiscal second quarter ended July 10, 2022.
Results for the second quarter, as compared to the prior year as applicable, included the following:
•Restaurant revenue of $288.7 million increased 6.1% compared to 2021;
◦Ninth consecutive quarter of sustained off-premises sales dollars of more than double pre-pandemic levels;
•Comparable restaurant revenue increased 6.7% and 4.1% compared to 2021 and 2019, respectively;
◦Approximately 200 restaurants serving Donatos® pizza outperformed non-Donatos® locations by 8.4% in comparable restaurant revenues compared to 2019;
•Net loss of $17.9 million increased $12.9 million compared to 2021;
•Restaurant level operating profit margin decreased by 210 basis points driven primarily by commodity and wage rate inflation, partially offset by sales leverage and other labor costs; and
•Adjusted EBITDA(1) (a non-GAAP metric) of $11.9 million decreased $7.1 million compared to 2021.
Second Quarter 2022 Financial Summary Compared to 2021
The following table presents financial results for the fiscal second quarter of 2022, compared to results from the same period in 2021:

	Twelve Weeks Ended
	July 10, 2022	July 11, 2021
Total revenues (millions)	$294.1	$277.0
Restaurant revenues (millions)	288.7	272.2
Net loss (millions)	(17.9)	(5.0)
Restaurant Level Operating Profit (millions)(2)	$39.3	$42.7
Restaurant Level Operating Profit Margin(2)	13.6%	15.7%
Adjusted EBITDA (millions)(1)	$11.9	$19.0

Loss per diluted share ($ per share)	$(1.13)	$(0.32)
Adjusted loss per diluted share ($ per share)(2)	$(0.75)	$(0.22)

(1) See schedule III for a reconciliation of Adjusted EBITDA, a non-GAAP measure, to Net loss.
(2) See schedule I for a reconciliation of Adjusted loss per diluted share, a non-GAAP measure, to Loss per diluted share, and schedule II for a reconciliation of Restaurant level operating profit and Restaurant level operating profit margin, non-GAAP measures, to Loss from operations.

Second Quarter 2022 Operating Results
Comparable restaurant revenue(3) increased 6.7% in the second quarter of 2022 compared to the same period a year ago, driven by a 9.6% increase in average Guest check and a 2.9% decrease in Guest count. The increase in average Guest check resulted from a 3.7% increase in menu mix, primarily driven by our limited time menu offerings and higher dine-in sales volumes, a 6.0% increase in pricing, and a 0.1% decrease from higher discounts.
The increase in Net loss compared to 2021 was primarily due to higher commodity and wage rate inflation, other charges, repairs and maintenance, utilities and marketing expenses, partially offset by a $16.5 million increase in restaurant revenue and decreases in management incentive compensation and group insurance costs. The decrease in Adjusted EBITDA(1) was due to the aforementioned factors less the impact of Interest expense, Income tax benefits, Depreciation and amortization, and Other charges.

Paul J. B. Murphy III, Red Robin’s President and Chief Executive Officer, said, “In the face of industry challenges and an uncertain macroeconomic environment, we are outpacing our peers with respect to comparable restaurant revenue and traffic as measured by Black Box Intelligence, and net value sentiment on social media channels. We attribute our relative out-performance to a continuation of our high-low value strategy which includes our successful premium limited time product promotions that drive average check, incremental margin and attachment, and compelling value promotions to attract market share, like our $10 Gourmet Meal Deal, that started in late June. With higher than expected commodity inflation during the second quarter, we implemented over two percent in pricing early in the third quarter to improve restaurant margins. Importantly, our guest satisfaction scores are rising, reflecting our back to basics operational execution, improved staffing, and declining team member turnover, that enable us to better serve our guests.”
Murphy concluded, “Our long-term strategic investments include multiple growth platforms that will drive consistent and profitable dine-in and off-premises sales in the years to come. We have now added Donatos® pizza to more than half our Company restaurants, and results remain above our original expectations, with sales performance that exceeded eight percentage points in the second quarter. Our integrated and seamless digital ecosystem is driving greater trial, conversion and frequency, as we have increased our marketing to a broader audience and are making ongoing improvements to these digital assets. We are also communicating more effectively through personalized offers with approximately 10.7 million Red Robin Royalty® members, resulting in record levels of guest engagement.”
(3) Comparable restaurant revenue represents revenue from Company-owned restaurants that have operated five full quarters as of the end of the period presented.

Outlook for 2022 and Guidance Policy
The Company provides guidance of select information related to the Company’s financial and operating performance, and such measures may differ from year to year.
Due to the volatile macroeconomic environment, softening industry sales trends, and higher commodity costs, the Company is updating its guidance as follows:
•Pricing in the mid-single digits;
•Mid-double digit commodity cost inflation, versus the previous guidance of low-double digit inflation;
•Mid-to-high single digit restaurant labor cost inflation;
•Selling, general and administrative costs between $142 and $147 million, versus the previous range of $145 and $155 million;
•Adjusted EBITDA of at least $65 million, versus a previous range of $80 to $90 million(4); and,
•Capital expenditures of $40 to $45 million, versus a previous range of $40 to $50 million.
(4) The Company has not provided a reconciliation of its Adjusted EBITDA outlook to the most comparable GAAP measure of Net loss. Providing Net loss guidance is potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items that are included in Net loss, including asset impairments and income tax valuation adjustments. The reconciliations of Adjusted EBITDA to Net loss for the historical periods presented below are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance. Please refer to the historical period Reconciliation of Net Loss to EBITDA and Adjusted EBITDA included on Schedule III of this release.

Investor Conference Call and Webcast
Red Robin will host an investor conference call to discuss its second quarter 2022 results today at 4:30 p.m. ET. The conference call can be accessed live over the phone by dialing (201)-689-8560. A replay will be available from approximately two hours after the end of the call and can be accessed by dialing (412)-317-6671; the conference ID is 13730828. The replay will be available through Wednesday, August 17, 2022.

The call will be webcast live from the Company's website at ir.redrobin.com/news-events/ir-calendar, and later archived.
About Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB)
Red Robin Gourmet Burgers, Inc. (www.redrobin.com), is a casual dining restaurant chain founded in 1969 that operates through its wholly-owned subsidiary, Red Robin International, Inc., and under the trade name, Red Robin Gourmet Burgers and Brews. We believe nothing brings people together like burgers and fun around our table, and no one makes moments of connection over craveable food more memorable than Red Robin. We serve a variety of burgers and mainstream favorites to Guests of all ages in a casual, playful atmosphere. In addition to our many burger offerings, Red Robin serves a wide array of salads, appetizers, entrees, desserts, signature beverages and Donatos® pizza at select locations. It's now easy to enjoy Red Robin anywhere with online ordering available for to-go, delivery and catering, or you can download our new app for easy customization, access to the Red Robin Royalty® dashboard and more. There are more than 520 Red Robin restaurants across the United States and Canada, including those operating under franchise agreements. Red Robin… YUMMM®!
Forward-Looking Statements
Forward-looking statements in this press release regarding the Company's future performance; anticipated uses of capital and planned investments in growth platforms; continued Guest demand for dine-in and off-premise offerings; the impact of industry labor and supply chain challenges and inflationary pressures; statements under the heading "Outlook for 2022 and Guidance Policy," including with respect to commodity and labor cost inflation; selling, general and administrative costs; adjusted EBITDA; capital expenditures including investment in our restaurants and systems, new restaurant growth, continued Donatos® expansion; pricing expectations for 2022; and our ability to mitigate cost inflation; and all other statements that are not historical facts are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as "expect," "believe," "anticipate," "intend," "plan," "project," "could," "should," "will," "outlook" or "estimate," or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors, including but not limited to the following: the impact of COVID-19 and new variants on our results of operations, staffing levels, supply chain, and liquidity; the effectiveness of the Company's strategic initiatives, including alternative labor and service models, and operational improvement initiatives and our ability to execute on such strategic initiatives; our ability to recruit, staff, train, and retain our workforce; the effectiveness and timing of the Company's marketing strategies and promotions; menu changes and pricing strategy; the anticipated sales growth, costs, and timing of the Donatos® expansion; the implementation, rollout, and timing of new technology solutions, including off-premises enhancements; our ability to achieve revenue and cost savings from off-premises sales and other initiatives; competition in the casual dining market and discounting by competitors; changes in consumer spending trends and habits; changes in the availability and cost of food products, labor, and energy; general economic and operating conditions, including changes in consumer disposable income, weather conditions, and other events affecting the regions where our restaurants are operated; the adequacy of cash flows and the cost and availability of capital or credit facility borrowings; changes in federal, state, or local laws and regulations affecting the operation of our restaurants, including minimum wage and tip credit regulations, consumer and occupational health and safety regulations, health insurance coverage and other benefits, nutritional disclosures, and employment eligibility-related documentation requirements; costs and other effects of legal claims by Team Members, franchisees, customers, vendors, stockholders, and others, including negative publicity regarding food safety or cyber security; and other risk factors described from time to time in the Company's Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission.
For media relations questions contact:
Joanna Kaufman, Red Robin Gourmet Burgers, Inc.
jkaufman@redrobin.com
(410) 458-2308
For investor relations questions contact:
Raphael Gross, ICR
(203) 682-8253

RED ROBIN GOURMET BURGERS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Twelve Weeks Ended		Twenty-eight Weeks Ended
	July 10, 2022	July 11, 2021	July 10, 2022	July 11, 2021
Revenues:
Restaurant revenue	$288,657	$272,157	$669,269	$590,834
Franchise royalties, fees and other revenue	5,433	4,818	20,371	12,416
Total revenues	294,090	276,975	689,640	603,250

Costs and expenses:
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Cost of sales	72,702	61,917	163,643	131,083
Labor	101,643	98,949	239,751	210,608
Other operating	52,003	46,928	119,867	104,640
Occupancy	22,980	21,614	53,579	51,714
Depreciation and amortization	17,637	19,215	41,556	45,103
General and administrative	18,730	17,718	43,167	39,973
Selling	13,365	10,628	23,308	18,983
Pre-opening costs and acquisition costs	235	374	297	374
Other charges	8,146	2,196	13,453	7,667
Total costs and expenses	307,441	279,539	698,621	610,145

Loss from operations	(13,351)	(2,564)	(8,981)	(6,895)

Other expense:
Interest expense, net and other	4,147	2,786	11,560	7,116

Loss before income taxes	(17,498)	(5,350)	(20,541)	(14,011)
Income tax provision	434	(354)	496	(302)
Net loss	$(17,932)	$(4,996)	$(21,037)	$(13,709)
Loss per share:
Basic	$(1.13)	$(0.32)	$(1.33)	$(0.88)
Diluted	$(1.13)	$(0.32)	$(1.33)	$(0.88)
Weighted average shares outstanding:
Basic	15,830	15,665	15,783	15,617
Diluted	15,830	15,665	15,783	15,617

RED ROBIN GOURMET BURGERS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

(Unaudited)
	July 10, 2022	December 26, 2021
Assets:
Current Assets:
Cash and cash equivalents	$50,338	$22,750
Accounts receivable, net	12,578	21,400
Inventories	25,216	25,219
Income tax receivable	681	15,824
Prepaid expenses and other current assets	14,155	16,963
Restricted cash	8,676	—
Total current assets	111,644	102,156
Property and equipment, net	354,199	386,336
Operating Lease Assets	383,500	400,825
Intangible assets, net	19,848	21,292
Other assets, net	15,188	18,389
Total assets	$884,379	$928,998

Liabilities and Stockholders' Equity:
Current Liabilities:
Accounts payable	$32,419	$32,510
Accrued payroll and payroll related liabilities	33,070	32,584
Unearned revenue	37,832	54,214
Current portion of operating lease obligations	48,080	48,842
Current portion of long-term debt	2,000	9,692
Accrued liabilities and other	53,161	45,458
Total current liabilities	206,562	223,300
Long-term debt	189,373	167,263
Long-term portion of operating lease obligations	413,278	435,136
Other non-current liabilities	13,591	26,325
Total liabilities	822,804	852,024

Stockholders' Equity:
Common stock; $0.001 par value: 45,000 shares authorized; 20,449 shares issued; 15,899 and 15,722 shares outstanding as of July 10, 2022 and December 26, 2021	20	20
Preferred stock, $0.001 par value: 3,000 shares authorized; no shares issued and outstanding as of July 10, 2022 and December 26, 2021	—	—
Treasury stock, 4,550 and 4,727 shares, at cost as of July 10, 2022 and December 26, 2021	(184,205)	(192,803)
Paid-in capital	239,607	242,560
Accumulated other comprehensive income (loss), net of tax	(6)	1
Retained earnings	6,159	27,196
Total stockholders' equity	61,575	76,974
Total liabilities and stockholders' equity	$884,379	$928,998

Schedule I
Reconciliation of Non-GAAP Results to GAAP Results
(In thousands, except per share data, unaudited)
In addition to the results provided in accordance with Generally Accepted Accounting Principles ("GAAP") throughout this press release, the Company has provided Adjusted net loss, Adjusted loss per share - basic, and Adjusted loss per share - diluted, which are non-GAAP measurements which present the twelve and twenty-eight weeks ended July 10, 2022 and July 11, 2021 Net loss and basic and diluted loss per share, excluding the effects of material changes in accounting estimate, restaurant asset impairment, write-off of unamortized debt issuance costs, litigation contingencies, restaurant closure costs, other financing costs, COVID-19 related costs, board and stockholder matters costs, executive transition costs, and related income tax effects. The Company believes the presentation of net loss and loss per share exclusive of the identified items gives the reader additional insight into the ongoing operational results of the Company. Management believes this supplemental information will assist with comparisons of past and future financial results against the present financial results presented herein. Income tax effect of reconciling items was calculated based on the change in the total tax provision calculation after adjusting for the identified item. The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP.

	Twelve Weeks Ended		Twenty-eight Weeks Ended
	July 10, 2022	July 11, 2021	July 10, 2022	July 11, 2021
Net loss as reported	(17,932)	$(4,996)	$(21,037)	$(13,709)
Asset impairment	8,739	$115	$10,861	$1,357
Change in estimate, gift card breakage(1)	—	—	(5,246)	—
Restaurant closure costs	930	1,752	1,879	4,199
Write-off of unamortized debt issuance costs(2)	—	—	1,727	—
Other Financing costs(3)	61	—	370	—
COVID-19 related charges	93	244	300	813
Executive transition	129	—	129	—
Litigation contingencies	(1,806)	85	(86)	1,170
Board and stockholder matter costs	—	—	—	128
Income tax expense	(2,118)	(571)	(2,583)	(1,993)
Adjusted net loss	$(11,904)	$(3,371)	$(13,686)	$(8,035)

Basic loss per share:
Net loss as reported	$(1.13)	$(0.32)	$(1.33)	$(0.88)
Asset impairment	0.55	0.01	0.69	0.09
Change in estimate, gift card breakage(1)	—	—	(0.33)	—
Restaurant closure costs	0.06	0.11	0.12	0.27
Write-off of unamortized debt issuance costs(2)	—	—	0.11	—
Other financing costs(3)	—	—	0.02	—
COVID-19 related charges	0.01	0.02	0.02	0.05
Executive transition	0.01	—	0.01	—
Litigation contingencies	(0.11)	—	(0.01)	0.07
Board and stockholder matter costs	—	—	—	0.01
Income tax expense	(0.14)	(0.04)	(0.17)	(0.13)
Adjusted loss per share - basic	$(0.75)	$(0.22)	$(0.87)	$(0.52)

Diluted loss per share:
Net loss as reported	$(1.13)	$(0.32)	$(1.33)	$(0.88)
Asset impairment	0.55	0.01	0.69	0.09
Change in estimate, gift card breakage(1)	—	—	(0.33)	—
Restaurant closure costs	0.06	0.11	0.12	0.27
Write-off of unamortized debt issuance costs(2)	—	—	0.11	—
Other financing costs(3)	—	—	0.02	—
COVID-19 related charges	0.01	0.02	0.02	0.05
Executive transition	0.01	—	0.01	—
Litigation contingencies	(0.11)	—	(0.01)	0.07
Board and stockholder matter costs	—	—	—	0.01
Income tax expense	(0.14)	(0.04)	(0.17)	(0.13)
Adjusted loss per share - diluted	$(0.75)	$(0.22)	$(0.87)	$(0.52)

Weighted average shares outstanding
Basic	15,830	15,665	15,783	15,617
Diluted	15,830	15,665	15,783	15,617
(1)    Change in estimate, gift card gift card breakage revenue, net of commission relates to the Company's re-evaluation of its estimated redemption pattern. The impact during the twenty-eight weeks ended July 10, 2022 comprises $5.9 million included in Franchise royalties, fees, and other revenue partially offset by $0.6 million in gift card commission costs included in Selling on the Condensed Consolidated Statements of Operations.
(2)    Write-off of unamortized debt issuance costs related to the remaining unamortized debt issuance costs related to our legacy credit agreement with the completion of the refinancing of our Credit Agreement in the first quarter of fiscal year 2022.
(3)    Other financing costs includes legal and other charges related to the refinancing of our Credit Agreement in the first quarter of fiscal year 2022.

Schedule II
Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Restaurant revenues, Loss from Operations and Net Loss
(In thousands, unaudited)
The Company believes restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenue minus restaurant-level operating costs, excluding restaurant impairment and closure costs. The measure includes restaurant-level occupancy costs that include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance, and other property costs, but excludes depreciation related to restaurant equipment, buildings, and leasehold improvements. The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant-level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general, and administrative costs, and therefore excludes costs associated with selling, general, and administrative functions, and pre-opening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded, because, similar to depreciation and amortization, they represent a non-cash charge for the Company's investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with GAAP and should not be considered in isolation, or as an alternative, to loss from operations or net loss as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies in the Company's industry. The table below sets forth certain unaudited information for the twelve and twenty-eight weeks ended July 10, 2022, and July 11, 2021 expressed as a percentage of total revenues, except for the components of restaurant-level operating profit that are expressed as a percentage of restaurant revenue.

	Twelve Weeks Ended				Twenty-eight Weeks Ended
	July 10, 2022		July 11, 2021		July 10, 2022		July 11, 2021
Restaurant revenues	$288,657	98.2%	$272,157	98.3%	$669,269	97.0%	$590,834	97.9%
Restaurant operating costs(1):
Cost of sales	72,702	25.2	61,917	22.8	163,643	24.5	131,083	22.2
Labor	101,643	35.2	98,949	36.4	239,751	35.8	210,608	35.6
Other operating	52,003	18.0	46,928	17.2	119,867	17.9	104,640	17.7
Occupancy	22,980	8.0	21,614	7.9	53,579	8.0	51,714	8.8
Restaurant-level operating profit	39,329	13.6%	42,749	15.7%	92,429	13.8%	92,789	15.6%

Add – Franchise royalties, fees, and other revenue	5,433	1.8%	4,818	1.7%	20,371	3.0%	12,416	2.1%
Deduct – other operating:
Depreciation and amortization	17,637	6.0	19,215	6.9	41,556	6.0	45,103	7.5
General and administrative expenses	18,730	6.4	17,718	6.4	43,167	6.3	39,973	6.6
Selling	13,365	4.5	10,628	3.8	23,308	3.4	18,983	3.1
Pre-opening & acquisition costs	235	0.1	374	0.1	297	—	374	0.1
Other charges	8,146	2.8	2,196	0.8	13,453	2.0	7,667	1.3
Total other operating	58,112	19.8%	50,131	18.1%	121,781	17.7%	112,100	18.6%

Loss from operations	(13,351)	(4.5)%	(2,564)	(0.9)%	(8,981)	(1.3)%	(6,895)	(1.1)%

Interest expense, net and other	4,147	1.4	2,786	1.0	11,560	1.7	7,116	1.2
Income tax provision	434	0.1	(354)	(0.1)	496	0.1	(302)	(0.1)
Total other	4,581	1.6	2,432	0.9	12,056	1.7	6,814	1.1

Net loss	$(17,932)	(6.1)%	$(4,996)	(1.8)%	$(21,037)	(3.1)%	$(13,709)	(2.3)%
________________________________________
(1)Excluding depreciation and amortization, which is shown separately.
Certain percentage amounts in the table above do not total due to rounding as well as the fact that components of restaurant-level operating profit are expressed as a percentage of restaurant revenue and not total revenues.

Schedule III
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
(In thousands, unaudited)

The Company defines EBITDA as net loss before interest expense, income taxes, and depreciation and amortization. EBITDA and adjusted EBITDA are presented because the Company believes investors' understanding of its performance is enhanced by including these non-GAAP financial measures as a reasonable basis for evaluating its ongoing results of operations excluding the effects of material change in estimate, asset impairment, litigation contingencies, board and stockholder matters costs, restaurant closure and refranchising costs, other financing costs, COVID-19 related costs and executive transition costs. EBITDA and adjusted EBITDA are supplemental measures of operating performance that do not represent and should not be considered as alternatives to net loss or cash flow from operations, as determined by GAAP, and the Company's calculation thereof may not be comparable to that reported by other companies in its industry or otherwise. Adjusted EBITDA further adjusts EBITDA to reflect the additions and eliminations shown in the table below. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to the Company's performance based on its GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance. Adjusted EBITDA as presented may not be comparable to other similarly-titled measures of other companies, and the Company's presentation of adjusted EBITDA should not be construed as an inference that its future results will be unaffected by excluded or unusual items. The Company has not provided a reconciliation of its adjusted EBITDA outlook to the most comparable GAAP measure of Net loss. Providing Net loss guidance is potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items that are included in Net loss, including asset impairments and income tax valuation adjustments. The reconciliations of adjusted EBITDA to Net loss for the historical periods presented below are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance.

	Twelve Weeks Ended		Twenty-eight Weeks Ended
	July 10, 2022	July 11, 2021	July 10, 2022	July 11, 2021
Net loss as reported	$(17,932)	$(4,996)	(21,037)	(13,709)
Interest expense, net	3,630	2,912	10,718	7,589
Income tax provision (benefit)	434	(354)	496	(302)
Depreciation and amortization	17,637	19,215	41,556	45,103
EBITDA	$3,769	$16,777	$31,733	$38,681

Asset impairment	$8,739	$115	10,861	1,357
Change in accounting estimate, gift card breakage(1)	—	—	(5,246)	—
Restaurant closure costs	930	1,752	1,879	4,199
Other financing costs(2)	61	—	370	—
COVID-19 related charges	93	244	300	813
Executive transition	129	—	129	—
Litigation contingencies	(1,806)	85	(86)	1,170
Board and shareholder matter costs	—	—	—	128
Adjusted EBITDA	$11,915	$18,973	$39,940	$46,348

________________________________________
(1)    Change in estimate, gift card gift card breakage revenue, net of commission relates to the Company's re-evaluation of its estimated redemption pattern. The impact during the twenty-eight weeks ended July 10, 2022 comprises $5.9 million included in Franchise royalties, fees, and other revenue partially offset by $0.6 million in gift card commission costs included in Selling on the Condensed Consolidated Statements of Operations.
(2)    Other financing costs includes legal and other charges related to the refinancing of our Credit Facility in the first quarter of fiscal year 2022.